Exhibit 5.1
July 20, 2010
Digital Angel Corporation
490 Villaume Avenue
South Saint Paul, MN 55075
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We refer to the Registration Statement (the “Registration Statement “) on Form S-8 filed by Digital Angel Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,137,500 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, and more specifically:
(i) 1,125,000 shares of Common Stock which may be issued by the Company to participants in the Digital Angel Corporation 2003 Flexible Stock Plan (the “Plan”); and
(ii) 6,250 shares of Common Stock which may be issued by the Company to John Block pursuant to the Restricted Stock Award Agreement, dated January 25, 2008, between the Company and Mr. Block (the “Block Agreement”); and
(iii) 6,250 shares of Common Stock which may be issued by the Company to Michael Zarriello pursuant to the Restricted Stock Award Agreement, dated January 25, 2008, between the Company and Mr. Zarriello (the “Zarriello Agreement”);
In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation, as amended, of the Company, (iii) the Amended and Restated Bylaws of the Company, (iv) the Plan, (v) the Non-Plan Restricted Stock Award Agreements, and (vi) the resolutions of the Board of Directors of the Company in connection with the Plan and the Non-Plan Restricted Stock Award Agreements (the “Award Resolutions”). We also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

In our examination, we have assumed the legal competence and capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the truth, accuracy and completeness of the information, documents, instruments and certificates we have reviewed. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
Based upon and subject to the foregoing, and having regard for such legal considerations that we deem relevant, it is our opinion that the Shares available for issuance under the Plan and which will be issued upon vesting of the Non-Plan Restricted Stock Award Agreements have been duly authorized, and when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Shares are issued in accordance with the Plan and upon exercise or vesting, if applicable, of the awards granted under the Plan (“awards”) pursuant to their terms as permitted by the Plan and upon vesting of the applicable Non-Plan Restricted Stock Award Agreements and the Award Resolutions, (iii) the Board of Directors of the Company has subsequently duly authorized the awards under the Plan and (iv) the requisite consideration for such issuances have been received by the Company, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.
The foregoing opinion is limited to the federal laws of the United States and General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Winthrop & Weinstine, P.A.

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